As filed with the Securities and Exchange Commission on May 3, 1999
                                 Registration Nos. 33-80578, 33-96588, 333-06531

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                              JUST FOR FEET, INC.
               ------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Delaware                    63-0734234
               -------------------------         --------------
             (State or other jurisdiction       (I.R.S. Employer
           of incorporation or organization)  Identification Number)

                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242
               -------------------------------------------------
                   (Address of principal executive offices)

                     EMPLOYEE INCENTIVE STOCK OPTION PLAN
                ----------------------------------------------
                           (Full Title of the Plan)

                          Harold Ruttenberg, President
                              Just For Feet, Inc.
                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242
                                (205) 408-3000
                -----------------------------------------------
                (Name, address and telephone number, including
                       area code, of agent for service)

                -----------------------------------------------

                              Copies Requested to:

                           Arthur Jay Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                            Promenade II, Suite 3100
                          1230 Peachtree Street, N.E.
                            Atlanta, Georgia  30309
                                 (404) 815-3500

                -----------------------------------------------

Explanatory Note

    These Post-Effective Amendments No. 1, (the "Amendment") to those certain Registration Statements on Form S-8 (File Nos. 33-80578, 33-96588, and 333-06531, collectively the "Registration Statements") are being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Just For Feet, Inc., a Delaware corporation (the "Company" or "Just For Feet - Delaware"), which is the successor to Just For Feet, Inc., an Alabama corporation ("Just For Feet - Alabama"), following a statutory merger effective on June 26, 1998 (the "Merger") for the purpose of changing Just For Feet - Alabama's state of incorporation. Prior to the Merger, Just For Feet - Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Just For Feet - Delaware succeeded by operation of law to all of the assets and liabilities of Just For Feet - Alabama. The Merger was approved by the shareholders of Just For Feet - Alabama at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Except as modified by this Amendment, Just For Feet - Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

    The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999; and

    (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 4, 1994, as amended by Form 8-A/A filed with the Commission on February 25, 1999.

Item 4.  Description of Securities.
-------  --------------------------

    No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

    No response is required to this item.

Item 6.  Indemnification of Officers and Directors.
-------  ------------------------------------------

    The Registrant's Certificate of Incorporation and its Bylaws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

    Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant and the Registrant's Bylaws also eliminate the monetary liability of directors to the fullest extent permitted by Delaware law. The Registrant has purchased directors' and officers' liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.  Exemption From Registration Claimed.
-------  ------------------------------------

    No response to this Item is required.

Item 8.  Exhibits.
-------  ---------

    The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from the Company's earlier Registration Statement on Form S-8, as amended File Nos. 33-80578, 33-96588 and 333-06531 as filed with the Commission on June 22, 1994, September 7, 1995 and June 21, 1996, respectively.

  Exhibit
  Number           Description of Exhibit
  ------           ----------------------

   4.1*   Employee Incentive Stock Option Plan, as amended.

   5.1    Opinion of Smith, Gambrell & Russell, LLP.

  23.1    Consent of Deloitte & Touche LLP.

  23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

  24.1    Power of Attorney of Edward S. Croft, III.

  24.2    Power of Attorney of Michael P. Lazarus.

  24.3    Power of Attorney of Bart Starr, Sr.

  24.4    Power of Attorney of Randall L. Haines.

  24.5    Power of Attorney of David F. Bellet.

  24.6    Power of Attorney of Warren C. Smith, Jr.

Item 9.  Undertakings.
-------  -------------

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this 30th day of April, 1999.


                                      JUST FOR FEET, INC.



Date: April 30, 1999                  By: /s/ Harold Ruttenberg
                                          ------------------------------------
                                          Harold Ruttenberg, President,
                                          Chief Executive Officer and Director
                                          (Principal Executive Officer)

Date: April 30, 1999                  By: /s/ Eric L. Tyra
                                          ------------------------------------
                                          Eric L. Tyra, Executive Vice
                                          President and Chief Financial
                                          Officer (Principal Accounting and
                                          Financial Officer)

    Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 have been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                       Date
       ---------                      -----                       ----


/s/ Harold Ruttenberg        President, Chief                April 30, 1999
--------------------------   Executive Officer
Harold Ruttenberg            and Director


/s/ Eric L. Tyra             Executive Vice President,       April 30, 1999
--------------------------   Chief Financial Officer
Eric L. Tyra                 and Director


             *               Director                        April 30, 1999
--------------------------
Michael P. Lazarus

                      (Signatures continued on next page)

       Signature                      Title                       Date
       ---------                      -----                       ----


             *               Director                        April 30, 1999
--------------------------
Bart Starr, Sr.


             *               Director                        April 30, 1999
--------------------------
Randall L. Haines


             *               Director                        April 30, 1999
---------------------------
David F. Bellet


             *               Director                        April 30, 1999
---------------------------
Warren C. Smith, Jr.


             *               Director                        April 30, 1999
----------------------------
Edward S. Croft, III



*By: /s/ Eric L. Tyra
     -----------------------
     Eric L. Tyra, pursuant
     to a power-of-attorney
     filed as an exhibit to
     this Registration
     Statement

                                 EXHIBIT INDEX


 Exhibit
 Number        Description of Exhibit
 ------  -------------------------------------

    4.1* Employee Incentive Stock Option Plan

    5.1  Opinion of Smith, Gambrell & Russell, LLP.

   23.1  Consent of Deloitte & Touche, LLP.

   23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

   24.1  Power of Attorney of Edward S. Croft, III.

   24.2  Power of Attorney of Michael P. Lazarus.

   24.3  Power of Attorney of Bart Starr, Sr.

   24.4  Power of Attorney of Randall L. Haines.

   24.5  Power of Attorney of David F. Bellet.

   24.6  Power of Attorney of Warren C. Smith, Jr.